PRICEWATERHOUSECOOPERS [LOGO]

                                            PricewaterhouseCoopers LLP
                                            Chartered Accountants
                                            Mississauga Executive Centre
                                            One Robert Speck Parkway, Suite 1100
                                            Mississauga, Ontario
                                            Canada L4Z 3M3
                                            Telephone +1 905 949 7400
                                            Facsimile +l 905 949 7415

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 28, 2003, except as to note 8 which is as of March 5, 2003 relating to the financial statements which appears in Stake Technology Ltd's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Mississauga, Ontario
July 11, 2003

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.


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